UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 11, 2011

Date of report (date of earliest event reported)

Raymond James Financial, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716

(Address of Principal Executive Offices) (Zip Code)

(727) 567-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 11, 2011, Raymond James Financial, Inc. (the “Company”) closed the public offering of $250,000,000 aggregate principal amount of the Company’s 4.25% Senior Notes due 2016 (the “Notes”), pursuant to an Underwriting Agreement dated April 4, 2011, among the Company and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named on Schedule II thereto (collectively, the “Underwriters”). The Notes were issued pursuant to a Senior Indenture dated as of August 10, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a Second Supplemental Indenture, dated as of April 11, 2011 (the “Second Supplemental Indenture”). The Notes have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File No. 333-159583).

The Underwriting Agreement is filed as Exhibit 1.1 and the Second Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and each is incorporated herein by reference. The foregoing description of the Notes and other documents relating to this transaction does not purport to be complete and is qualified in its entirety by reference to the full text of these securities and documents, forms or copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 1.1	Underwriting Agreement, dated April 4, 2011, among Raymond James Financial, Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the Underwriters

Exhibit 4.1	Second Supplemental Indenture, dated as of April 11, 2011, between Raymond James Financial, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee

Exhibit 4.2	Specimen 4.25% Senior Note due 2016

Exhibit 5.1	Opinion of Paul L. Matecki, Esq.

Exhibit 5.2	Opinion of Morrison & Foerster LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: April 11, 2011	By:	/s/ Jeffrey P. Julien
	Name:	Jeffrey P. Julien
	Title:	Executive Vice President - Finance
and Chief Financial Officer